UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2011

Newcastle Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31458	81-0559116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2011, Newcastle Investment Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, FIG LLC and Citigroup Global Markets Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC and UBS Securities LLC (the “Underwriters”), for the issuance and sale by the Company of 25,875,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), including 3,375,000 shares of Common Stock pursuant to the exercise in full of the Underwriters’ option to purchase additional shares of Common Stock. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The transactions contemplated by the Underwriting Agreement closed on September 27, 2011.

The Common Stock is being sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (File No. 333-172595). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated September 21, 2011, by and among Newcastle Investment Corp., FIG LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC and UBS Securities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.

By:	/s/ Brian C. Sigman
Name: Brian C. Sigman

Title: Chief Financial Officer

Date: September 27, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated September 27, 2011, by and among Newcastle Investment Corp., FIG LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC and UBS Securities LLC.